                                                              EXHIBIT D
                                                              ---------

                         REGISTRATION RIGHTS AGREEMENT

          Agreement dated as of June 28, 1996, among Baker, Fentress & Company ("BKF"), John A. Levin ("Levin") and those individuals named on Schedule I hereto (together with Levin, the "Investors").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, BKF, JALC Acquisition Corp. ("Merger Subsidiary") and John A. Levin & Co., Inc. ("LEVCO") and all of the holders of the outstanding capital stock of LEVCO have consummated transactions pursuant to an Amended and Restated Agreement and Plan of Merger dated as of May 13, 1996 (the "Merger Agreement") pursuant to which, among other things, LEVCO has been merged with and into Merger Subsidiary and the shares of common stock of LEVCO have been converted into cash and shares of common stock, $1.00 par value per share, of BKF ("BKF Common Stock"); and

          WHEREAS, BKF and the Investors desire to set forth certain registration rights with respect to the BKF Common Stock received by them pursuant to the Merger Agreement; and

          WHEREAS, the execution and delivery of this Agreement by BKF and the Investors is an express condition precedent under the Merger Agreement, and BKF and Levin are executing and delivering this Agreement in satisfaction of such condition precedent;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

          SECTION 1.  Demand Registrations.
                      --------------------

          (a) Demand Registrations. Subject to the terms set forth herein, at any time following the Holding Period (as hereinafter defined), upon the written request of Levin that BKF effect the registration of up to the Registrable Amount of Registrable Securities held by him as of the Closing Date (as such terms are hereinafter defined), under the Securities Act of 1933, as amended, (the "1933 Act") and specifying the intended method or methods of disposition thereof, BKF shall promptly send written notice of such requested registration to all other Investors. Within five (5) days after receipt of such notice, any Investor may notify BKF in writing of his or her request to have up to the Registrable Amount of Registrable Securities held by such Investor as of the Closing Date included in such registration (each such other Investor so notifying BKF of such a request, a "Participating Stockholder"). Thereupon BKF shall effect the registration (the "Demand Registration") under the 1933 Act of all Registrable Securities requested to be registered by Levin and each Participating Stockholder (collectively, the "Selling Stockholders") to the extent required to permit the disposition in accordance with the requested method thereof and in accordance with the procedures set forth in Section 2; provided that upon at least two business days notice prior to the effective date of any Registration Statement (as defined below) filed in connection with such registration, each Participating Stockholder shall have the right to withdraw his or her request to have its Registrable Securities included in such Registration Statement; provided, further, that if the managing underwriter (selected by Levin in accordance with subsection (b) hereof) of any underwritten offering subject to this Section 1 shall inform BKF, Levin and the Participating Stockholders that, in its reasonable opinion, the number of Registrable Securities requested to be included in such registration by the Participating Stockholders would adversely effect such offering, then the managing underwriter of such offering shall limit the number of Registrable Securities included in such offering so as to eliminate such adverse effect by reducing the number of Registrable Securities to be included by the Participating Stockholders on a pro rata basis (measured by a fraction of the numerator of which is the number of Registrable Securities that a Participating Stockholder requested to be included in the registration and the denominator of which is the total number of Registrable Securities requested to be included by all Participating Stockholders); provided, further, that if the managing underwriter eliminated all Registrable Securities requested to be included in such offering by the Participating Stockholders and, in its reasonable opinion, the number of Registrable Securities requested to be included in such registration by Levin would adversely affect such offering, the managing underwriter shall limit the number of Registrable Securities included in such offering so as to eliminate such adverse effect by reducing the number of Registrable Securities intended to be included by Levin.

          Notwithstanding the foregoing, BKF shall not be required to take action to effect the registration of Registrable Securities pursuant to this
Section 1, if:

               (i) BKF has effected a Demand Registration during the prior 365 day period;

               (ii) BKF has effected three (3) registrations pursuant to Section 1 hereof; or

               (iii) BKF shall have notified Levin in writing that in the good faith judgment of the Board of Directors of BKF it would not be in the best interests of BKF or its stockholders for a registration statement to be filed or declared effective in the near future; provided that, BKF's obligation hereunder to effect such Demand Registration shall not be deferred for a period in excess of two months.

          (b) Underwritten Offerings. Whenever a registration requested pursuant to Section 1 contemplates an underwritten offering, (i) only Registrable Securities designated by Levin and the Participating Stockholders in their sole discretion may be included in such underwriting agreement relating to such offering, unless Levin shall have permitted (in writing) other securities to be included in such registration and such underwritten offering and (ii) Levin shall have the right to select the managing underwriter(s) to administer the offering, from a list of five nationally prominent investment banking firms named by BKF as reasonably acceptable to it and delivered to Levin.

          (c) Withdrawal. If, at any time after requesting registration pursuant to this Section 1 and prior to the effective date of the Registration Statement filed in connection with such registration request, Levin shall determine for any reason not to register such Registrable Securities, Levin may, by giving written notice to BKF, withdraw his request for such registration (which election of withdrawal shall be binding upon, and shall be deemed to have been made by, each Participating Stockholder), provided, however, that such withdrawal will decrease by one the number of demands available to Levin hereunder. After such withdrawal by Levin, BKF shall be relieved of its obligations to register any Registrable Securities in connection with such registration request by Levin (including those of the Participating Stockholders).

          (d) Piggy Back Rights. If BKF proposes to file a registration statement under the 1933 Act with respect to an offering by BKF of BKF Common Stock (an "Offering") (other than an offering in connection with an acquisition by BKF, pursuant to an offering by BKF to its existing shareholders of rights to acquire BKF Common Stock, or for the purpose of registering BKF Common Stock to be issued under BKF's dividend or capital gains reinvestment plan or any employee benefit plan (a "Permitted Offering")), then BKF shall give written notice of such proposed filing to the Investors at least fifteen (15) days prior to the anticipated filing date, and such notice shall offer each Investor the opportunity to register all of the Registrable Securities held by the Investor as of the Closing Date on the same terms and conditions as similar securities included therein. Upon the written request of Investors made within five (5) days after notice is given by BKF (such Investor notice specifying the number of Registrable Securities sought to be sold by each such Investor), BKF will use its reasonable best efforts to effect the registration of the Registrable Shares which BKF has been so requested by the Investors to register. The failure by an Investor to advise BKF in writing of his or her election to participate in such registration within the five (5) day period shall constitute an election not to register or participate, without prejudice to the Investor's right to participate in subsequent registrations or offerings or to demand or participate, as the case may be, in a registration pursuant to Section 1. If requested by the underwriters for such Offering, the Investors on whose behalf Registrable Securities are to be distributed shall enter into an underwriting agreement with such underwriters, such agreement to contain such representations and warranties by the Investors participating in the Offering and such other terms and provisions as are customarily contained in underwriting agreements for secondary offerings, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 4(b) hereof; provided that the Investors participating in the Offering shall reasonably cooperate with BKF in the negotiation of the underwriting agreement. If BKF and the managing underwriter or underwriters of such Offering determine that the inclusion of the Registrable Securities and any other shares of BKF Common Stock as to which the holders ("Other Holders") shall have registration rights in such registration would be harmful to the prospects of a successful offering of the securities being offered in such registration, then the amount of securities to be offered for the account of each of the Investors and the Other Holders shall be reduced on a pro rata basis based on the number of shares of BKF Common Stock held by each Investor and Other Holder to the amount necessary to reduce the total amount of securities to be included in the Offering to the amount which would not be harmful to the prospects of a successful offering as recommended in good faith by BKF. Any such determination will be set forth in a certificate of an executive officer of BKF or a certificate of such managing underwriter delivered to the Investors requesting to participate in the Offering, which certificate will set forth the number of shares of BKF Common Stock held by the Investor which will be included in the Offering. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement, BKF shall determine for any reason either not to register or to delay registration of such securities, BKF may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon, (i) in the case of a determination not to register any Registrable Securities in connection with such Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Investor under Section 1 hereto, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities in the Offering.

          (e)  Certain Definitions.
               -------------------

               (i) Terms used herein but not otherwise defined shall have the respective meaning ascribed thereto in the Merger Agreement.

               (ii) Holding Period. "Holding Period" shall mean the time period beginning on the Closing Date and ending 365 days thereafter.

               (iii) Registrable Amount. "Registrable Amount" means, with respect to each Investor, in the case of the first two (2) requests for registration pursuant to this Section 1, one-third of the amount of Registrable Securities held by such Investor as of the Closing Date and, in the case of the third request for registration pursuant to this Section 1, all Registrable Securities held by such Investor as of the Closing Date.

               (iv) Registrable Securities. "Registrable Securities" shall mean those shares of BKF Common Stock issued to the Investors pursuant to the Merger Agreement. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the 1933 Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the 1933 Act (or any similar rule then in force)

               (v) Registration Expenses. "Registration Expenses" means all expenses incident to BKF and BKF's performance of or compliance with Sections 1 and 2, including, without limitation, all registration, filing, NYSE listing and NASD fees, all fees and expenses of complying with securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with "Blue Sky" qualifications of Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses incurred by BKF, the fees and disbursements of counsel for BKF (but not for the Selling Stockholders) and of its independent, public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, the fees and expenses of any special experts retained by BKF in connection with a registration and any fees and disbursements of underwriters customarily paid by issuers of securities and to which BKF and the underwriter have separately agreed in BKF's sole discretion; provided, that, in no event shall "Registration

Expenses" include any underwriting discounts or commissions and transfer taxes with respect to the Registrable Securities or any fees, expenses and disbursements of the Investors' legal counsel and accountants.

          (v) Closing Date. As set forth in the Merger Agreement, the "Closing Date" shall mean the date as of which the closing of the transactions contemplated by the Merger Agreement has occurred.

     SECTION 2.  Registration Procedures.
                 -----------------------

     (a) If and whenever BKF is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 1, BKF shall promptly:

          (i) prepare and file with the SEC a registration statement on form N-2 or any successor registration form at the time in effect (the "Registration Statement") with respect to such Registrable Securities, and all amendments, post-effective amendments and supplements to the Registration Statement as may be necessary under the 1933 Act and the rules and regulations thereunder to permit the sale of the Registrable Securities in accordance with the intended method of distribution.

          (ii) use its best efforts to cause the Registration Statement to become effective and thereafter to remain effective until the earlier of the (i) completion of the distribution of the Registrable Securities in accordance with the intended method or methods of disposition by the Selling Stockholders set forth in the Registration Statement, as amended, or (ii) 120 days from the effective date (the "Registration Term").

          (iii) furnish to the Selling Stockholders, prior to the filing of the Registration Statement, such reasonable number of copies, drafts and conformed versions of such Registration Statement as is proposed to be filed, and thereafter, copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus and statement of additional information included in such Registration Statement (including each preliminary prospectus and statement of additional information) in such quantities as the Selling Stockholders may reasonably request in order to facilitate the disposition of the Registrable Securities;

          (iv) use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Selling Stockholders reasonably requests and do any and all other acts and things which may be reasonably necessary to allow the Selling Stockholders to consummate the disposition in such jurisdictions of the Registrable Securities; provided that BKF will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iii), (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction;

          (v) notify the Selling Stockholders, at any time when a prospectus relating to the proposed sale is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and BKF will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (vi) use its reasonable best efforts to cause the Registrable Securities to be listed on the New York Stock Exchange, Inc. (the "NYSE").

          (vii) use reasonable efforts to cause the Registrable Securities to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary by virtue of the business and operations of BKF to enable the Selling Stockholders to consummate the disposition of such Registrable Securities;

          (viii) enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, if requested by the underwriters for any underwritten offering by Selling Stockholders, an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to BKF, each Selling Stockholder and the underwriters, containing such representations and warranties by BKF and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities by BKF to the underwriters substantially to the effect and to the extent provided in Section 4; provided, that the Selling Stockholders will reasonably cooperate with BKF in the negotiation of the underwriting agreement; provided, further, BKF shall not require any Selling Stockholder to make any representations or warranties to or agreements with BKF other than representations, warranties or agreements regarding such Selling Stockholder, such holder's Registrable Shares and such holder's intended method of distribution or any other representations required by applicable law;

          (ix) make available, at reasonable times and upon reasonable prior notice, for inspection by the Selling Stockholders, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by the Selling Stockholders or any such underwriter (all of the foregoing, collectively, the "Agents"), financial and other records, pertinent corporate documents and properties of BKF (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility within the meaning of the 1933 Act, and cause the officers, directors and employees of BKF to supply information reasonably requested by any such Agent in connection with such registration; provided that (i) Records and information obtained hereunder shall be used by such persons only to fulfill their due diligence responsibility and (ii) Records or information which BKF determines, in good faith, to be confidential shall not be disclosed by the Agents unless (x) BKF determines that the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction. Each Selling Stockholder further agrees that it will, upon learning that disclosure of such Records or information is sought in a court or governmental authority, give notice to BKF and allow BKF to undertake appropriate action to prevent disclosure of the Records or information deemed confidential;

          (x) use reasonable efforts to furnish to the underwriters in such offering (i) at the effective date of such Registration Statement and the date of the closing of the sale of the Registrable Securities to the underwriters in such offering, a "comfort" letter signed by the independent certified public accountants who have certified the financial statements included or incorporated by reference in such Registration Statement, covering such matters as are customarily covered in "comfort letters" for similar offerings and (ii) at the date of closing of the sale of the Registrable Securities to the underwriters in such offering, a signed opinion of counsel for BKF, dated the closing date of such offering, covering such matters as are customarily covered in opinion letters for similar offerings; and

          (xi) otherwise use reasonable efforts to comply with applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

          (b) Upon the request of BKF, the Selling Stockholders will promptly furnish to BKF in writing, during the period within which BKF is required to effect such registration, all information as may be reasonably required for inclusion in the Registration Statement, or any amendment, post-effective amendment or supplement thereto.

          SECTION 3.  Registration Expenses.
                      ---------------------

          (a) BKF Expenses. With respect to the first two Demand Registrations under this Agreement, BKF will bear all Registration Expenses in connection with the registration or qualification of those Registrable Securities.

          (b) Investor Expenses. With respect to all Demand Registrations under this Agreement, the Selling Stockholders will bear pro-rata (measured by a fraction the numerator of which is the number of Registrable Securities sold in an underwritten offering by each Selling Stockholder and the denominator of which is the number of Registrable Securities sold by all Selling Stockholders) all underwriting discounts and commissions, if any, and will bear, severally, the fees, expenses and disbursements of their own legal counsel and accountants. With respect to the third Demand Registration under this Agreement, the Selling Stockholders will also bear pro-rata all Registration Expenses (other than the fees and disbursements of counsel to BKF and of BKF's independent public accountants), and shall bear, severally, the fees, expenses and disbursements of their own legal counsel and accountants.

          SECTION 4.  Indemnification
                      ---------------

          (a) BKF agrees to, and does hereby, indemnify and hold harmless to the extent permitted by law, each Selling Stockholder and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such underwriter within the meaning of the 1933 Act, and their respective directors, officers, partners, employees and affiliates (each a "Seller Indemnified Party"), against any and all losses, claims, damages or liabilities to which such Seller Indemnified Party may become subject under the 1933 Act or otherwise, and to reimburse each Seller Indemnified Party for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, insofar as such losses, claims, damages , liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arising out of or are based upon:

          (i) any untrue statement, or alleged untrue statement, of a material fact contained in or incorporated by reference in the Registration Statement, any amendment or supplement thereto, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

          (ii) any untrue statement, or alleged untrue statement, of a material fact contained or incorporated by reference in any preliminary prospectus or statement of additional information, if used prior to the effective date of a Registration Statement, or contained or incorporated by reference in the final prospectus or statement of additional information if used within the Registration Term, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that BKF shall not be liable under this Section 4 with respect to any preliminary prospectus or statement of additional information to the extent that any such loss, claim, damage or liability results solely from such Seller Indemnified Party's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the 1933 Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person, which untrue statement or omission was corrected in the final prospectus or statement of additional information; or

          (iii) a violation by BKF in connection with such offering or sale of such Registrable Securities;

provided, however, that the indemnification agreement contained herein shall not apply to losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon, and in conformity with, information furnished to BKF by any Selling Stockholder in writing specifically stating that it is for use in connection with the preparation of such Registration Statement or any preliminary or final prospectus or statement of additional information contained in such registration statement or any such amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Stockholder and shall survive the transfer of such securities by any Selling Stockholder and termination of this Agreement.

          (b) Each Selling Stockholder shall (in the same manner and to the same extent as set forth in Section 4(a) to the extent to which it, they or any of them may become subject), indemnify, to the extent permitted by law, BKF, and each person, if any, who controls BKF within the meaning of the 1933 Act, its directors, officers employees and affiliates, if such statement or omission was made in reliance upon and in conformity with information furnished to BKF by such Selling Stockholder in writing specifically stating that it is for use in the preparation of a registration statement filed pursuant to this Agreement or any amendment thereof or supplement thereto; provided that the maximum amount required to be paid by each such Selling Stockholder under this provision shall not exceed the net aggregate proceeds received such Selling Stockholder from the sale of the securities under the Registration Statement during the Registration Term.

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Subsection (a) or
(b) of this Section 4, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing. If any such proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 4 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to such indemnifying party or that another legal conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties with the consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there shall be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could reasonably be expected to have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) Contribution. If the indemnification provided for in this Section 4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 4, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying and indemnified party from the offering of Registrable Securities covered by such registration statement; provided that for the purposes of this clause (ii) the relative benefits received by any Selling Stockholder shall be deemed not to exceed the amount of proceeds received by such Selling Stockholder. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any matter in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 4 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          If indemnification is available under this Section 4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 4(a) and 4(b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 4(d).

          SECTION 5.  Additional Covenants.
                      --------------------

          (a) 144 Exemption. With a view to making available to each Investor the benefits of Rule 144 promulgated under the 1933 Act or any successor provision that may at any time permit an Investor to sell securities of BKF to the public without registration, BKF agrees to use reasonable efforts to:

          (i) file with the SEC in a timely manner all reports and other documents required of BKF as a condition to the availability of SEC Rule 144; and

          (ii) furnish to any Investor forthwith upon request a written statement by BKF that it has complied with the report requirements of SEC Rule 144.

          (b) Certain Activities. From and after the date of this Agreement, BKF shall not, without the prior consultation with Levin, enter into any agreement with any holder or prospective holder of any securities of BKF which would grant registration rights to (or contain cutback provisions in favor of) such holder or prospective holder any more favorable than are provided to Investors herein in Section 1.

          (c) Holdback. Each Investor and BKF shall not sell, make a short sale of, loan, grant any option for the purchase of, or effect any public sale or distribution or other disposition of, any Registrable Securities (other than as part of an underwritten public offering hereunder) or, in the case of BKF, equity securities of BKF, (other than Permitted Offerings) for a period commencing 10 days prior to the execution of the definitive underwriting agreement in respect of any registration hereunder and ending no later than 90 days thereafter (or such shorter period as may be requested by the managing underwriter in respect of any such registration).

          SECTION 6.  Transfer.
                      --------

          (a) Notice of Proposed Transfer. Prior to any proposed transfer of any Registrable Securities (other than under Section 1 hereto), an Investor shall give written notice to BKF of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by BKF, shall be accompanied by an opinion reasonably satisfactory to BKF rendered by counsel reasonably acceptable to BKF to the effect that the proposed transfer may be effected without registration under the 1933 Act, whereupon such Investor shall be entitled to transfer such securities in accordance with the terms of its notice. Each certificate representing Registrable Securities transferred as above provided shall bear the legend set forth in Section 3.2 of the Merger Agreement, unless (i) such transfer is in accordance with the provisions of Rule 144 or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of BKF) would be entitled to transfer such securities in a public sale without registration under the 1933 Act. In connection with any transfer of Registrable Securities in which it shall be required that the Registrable Securities continue to bear the legend set forth in Section 3.2 of the Merger Agreement, the transferee shall agree in a writing reasonably satisfactory to BKF to be bound by the provisions of Section 3.2 of the Merger Agreement and this Section 6.

          (b) Transfer of Registration Rights. The rights hereunder may be transferred by an Investor to a transferee (a "Permitted Transferee") pursuant to a private transaction wherein the amount of Registrable Securities being so transferred equal (i) at least 10% of the aggregate amount of Registrable Securities held by all of the Investors as of the Closing Date or (ii) all of the Registrable Securities held by the Investor so transferring such Registrable Securities. In connection with any transfer by Levin of rights hereunder, Levin shall retain the sole right to request the demand registration pursuant to
Section 1.

          SECTION 7.  Miscellaneous.
                      -------------

          (a) Termination. Except with respect to Sections 3, 4 and 6, the rights of the Investors under this Agreement shall expire at such time as Levin is able to sell all of his Registrable Securities under SEC Rule 144 within a nine (9) month period.

          (b) Assignment. This Agreement is binding upon the parties hereto and their respective heirs, executors, successors and assigns and with respect to any Investor, any Permitted Transferee.

          (c) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

          (d) Conflicting Agreements. BKF shall not hereafter grant any rights to any person to register securities of BKF, the exercise of which would conflict with the rights granted to the Investors of the Registrable Securities under this Agreement.

          (c) Entire Agreement. This Agreement, together with the Merger Agreement, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, written or oral, with respect to the subject matter hereof.

          (d) Waivers and Amendments. This Agreement may be amended, modified, extended, superseded, canceled or renewed, and the terms and conditions hereof may be waived, only by a written instrument signed by BKF and Levin, or, in the case of a waiver, by any of BKF or the Investor, as the party so waiving compliance.

          (e) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and delivered personally, by telegram, telex or telecopy, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

          To BKF:

          200 West Madison Street
          Suite 3510
          Chicago, Illinois 60606
          Phone:  (312) 236-9190
          Fax:  (312) 236-6772
          Attention:  James P. Gorter

          Copy to:

          Bell, Boyd & Lloyd
          70 West Madison Street, Suite 3300
          Chicago, Illinois 60602
          Phone:  (312) 372-1121
          Fax:  (312) 372-2098
          Attention:  Janet D. Olsen

          To Levin:

          One Rockefeller Plaza
          25th Floor
          New York, New York 10020
          Phone:  (212) 332-8400
          Fax:  (212) 332-8408
          Attention:  John A. Levin

          Copy to:

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, New York 10019-6064
          Phone:  (212) 373-3000
          Fax:  (212) 757-3990
          Attention:  Matthew Nimetz

          To the other Investors:

          To the addresses set forth on Schedule 15.2 of the LEVCO Disclosure Schedule
          (as defined in the Merger Agreement)

          Copy to:

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, New York 10019-6064
          Phone:  (212) 373-3000
          Fax:  (212) 757-3990
          Attention:  Matthew Nimetz

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any such communications shall be deemed to have been received (i) when delivered, if personally delivered or by telegram, telex or telecopy, (ii) the next business day after it is sent, if sent by nationally recognized overnight courier or (iii) on the third business day following the date on which the piece of mail containing such communication is posted if sent by registered or certified mail.

          (f) Severability. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to its conflicts of law rules). Each of the parties to this Agreement hereby irrevocably and unconditionally agrees (i) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and that service made pursuant to (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.


                                       BAKER, FENTRESS & COMPANY


                                       By:         /s/ James P. Gorter
                                            -----------------------------------


                                       Title:             Chairman
                                             -----------------------------------


                                                 /s/ John A. Levin
                                       -----------------------------------------
                                                     John A. Levin


                                          /s/ Melody L. Prenner Sarnell
                                       -----------------------------------------
                                              Melody L. Prenner Sarnell


                                               /s/ Jeffrey A. Kigner
                                       -----------------------------------------
                                                   Jeffrey A. Kigner


                                                /s/ Daniel E. Aron
                                       -----------------------------------------
                                                    Daniel E. Aron


                                                /s/ John A. Levin
                                       -----------------------------------------
                                                    Frank F. Rango*


                                                /s/ Barton G. Ice
                                       -----------------------------------------
                                                    Barton G. Ice


                                                /s/ Carol L. Novak
                                       -----------------------------------------
                                                    Carol L. Novak

*Under Power of Attorney, dated June 11, 1996, granted to John A. Levin.

                                   SCHEDULE I

Melody L. Prenner Sarnell

Jeffrey A. Kigner

Daniel E. Aron

Frank F. Rango

Barton G. Ice

Carol L. Novak